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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Home Health Corporation of America, Inc. on Form S-8 of our report dated October 18, 1996, except for Note 10 as to which the date is November 29, 1996, on our audit of the consolidated balance sheet of R.S.D. Management, Inc. and Subsidiaries as of June 30, 1996, and the related consolidated statements of operations and accumulated deficit and cash flows for the year then ended, which report is included in this Form 8-K/A.



     /s/ Simione, Scillia, Larrow & Dowling LLC

     New Haven, Connecticut
     February 10, 1997